Exhibit 10.10

EXECUTION COPY

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (ii) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAW ARE AVAILABLE.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

June 28, 2018	$100,000

Section 1. Indebtedness.

FOR VALUE RECEIVED, MIDWEST HOLDING INC., a Nebraska corporation (the “Company”), with its principal offices at 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68510, promises to pay to the order of XENITH HOLDINGS LLC, a Delaware limited liability company (the “Holder”), at the place designated from time to time by the Holder or subsequent registered holder hereof, in lawful money of the United States, the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000), plus accrued but unpaid interest hereon (including any PIK Interest (as defined below)) on the unpaid principal balance of this Senior Secured Convertible Promissory Note (this “Note”) at the rate specified below, in accordance with the provisions set forth herein. This Note is issued pursuant to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement dated as of May 9, 2018, by and between the Company and the Holder, as may be amended from time to time (the “Purchase Agreement”). Capitalized terms herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

Section 2. Payment of Interest and Principal; Maturity Date.

(a) Interest. Interest shall accrue on the outstanding principal amount of this Note, at the rate of eight percent (8.00%) per annum computed on the basis of a 360-day year (with four 90-day quarters) from the date such principal amount is advanced to the Company, four percent (4.00%) to be paid quarterly (the “Current Pay Interest”) and four percent (4.00%) to be accrued quarterly (the “PIK Interest”). Notwithstanding the foregoing or any other provision of this Note to the contrary, Current Pay Interest will be converted to PIK Interest in the sole discretion of Holder. Interest shall be paid in accordance with the schedule set forth in Section 2(b), until the earlier of (i) the payment in full of the outstanding principal amount of the Note or (ii) the conversion of this Note into shares of voting common stock, par value $0.001 of the Company (the “Common Shares”) pursuant to Section 6. Company may not make any payment of accrued interest on this Note other than on a Payment Date (as defined below) without the prior written consent of the Holder or in connection with a conversion of this Note into Common Shares (as defined below) prior to the Maturity Date (as defined below) as provided in Section 6. All payments made under this Note shall be applied first against accrued but unpaid interest and second against the outstanding principal balance hereof.

(b) Interest Payment Schedule. Interest shall be paid on the unpaid principal amount of this Note (including any PIK Interest) in accordance with the following schedule (each date indicated below is referred to herein as a “Payment Date”), subject to the right of Holder to elect to convert Current Pay Interest to PIK Interest pursuant to Section 2(a):

(i) Company shall pay Holder all accrued but unpaid Current Pay Interest on the on the last day of each of the following months January, April, July and October, beginning with the first Payment Date of July 31, 2019; and

(ii) PIK Interest shall be payable by adding such accrued interest to the outstanding principal amount of this Note on the last day of each of the following months January, April, July and October, beginning with the first Payment Date of July 3`, 2019.

(c) Principal Payment in Full on Maturity. Unless this Note is sooner converted pursuant to Section 6 or sooner becomes due and payable, on the Maturity Date the entire outstanding principal amount of this Note shall be due and payable. The Company shall not have the right to prepay all, or any portion, of the outstanding principal balance of this Note without the prior written consent of the Holder.

(d) Maturity Date. The maturity date for this Note is July 31, 2028.

Section 3. Security Interest; Rank. This Note is secured by and entitled to the benefits of the Security Agreement and is subject to its terms in all respects. All payments due under this Note shall be senior to all other indebtedness of the Company and its Subsidiaries.

Section 4. Events of Default. An “Event of Default” under this Agreement shall occur if:

(a) Company fails to make a payment of principal or interest on the Notes within five Business Days of the date any such amount is due and owing under any Note;

(b) Company’s failure to comply with its obligations under Section 2(d) of the Purchase Agreement;

(c) Company’s failure to observe any material provision of, or perform any material obligation under, the Loan Documents;

(d) Company fails to make any payment of any amount due and owing under any other loan to or other indebtedness of Company with an outstanding principal of $25,000 or more (“Other Material Indebtedness”) as and when due or any “event of default” as defined in the documents relating to such Other Material Indebtedness occurs;

(e) any warranty, representation or statement of Company contained in the Loan Documents shall have been incorrect in any material respect at the time made;

(f) Company, ALSC or any of their respective officers, directors, employees or agents commits any illegal or fraudulent act with the intent to deceive Holder;

(g) any of the Loan Documents ceases to be in full force and effect, including the failure of the Security Agreement or other collateral document to create a valid, first priority perfected security interest in the Collateral (as defined in the Security Agreement);

(h) the commencement by or against Company or ALSC of (i) proceedings under any bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation or similar law of general applicability or applicable to insurers, now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, (ii) an application for appointment, for the benefit of creditors, of a receiver or any other legal custodian with respect to Company’s or ALSC’s assets, or (iii) an act of bankruptcy (including any fraudulent conveyance); or

(i) the commencement by any creditor of foreclosure (by judicial proceeding, self-help, repossession or otherwise) against any collateral delivered under the Security Agreement; provided, however, that such commencement will not constitute an Event of Default if Company (i) disputes in good faith the validity or reasonableness of the claim underlying such proceeding, (ii) gives Holder written notice of such proceeding reasonably promptly after Company learns of such proceeding, and (iii) establishes reserves or furnishes a surety bond for such foreclosure in an amount satisfactory to the Holder.

Section 5. Remedies for an Uncured Event of Default. Company shall provide written notice to Holder of any Event of Default described in paragraphs (c) through (g) of Section 4 and shall have 28 Business Days to cure such Event of Default referenced in such notice. If Company fails to cure an Event of Default, then Holder, in its sole discretion, may (a) declare the entire outstanding principal amount of the Notes and all accrued and unpaid interest thereon to be immediately due and payable and proceed accordingly under the Loan Documents, and (b) pursue any remedy available under the Loan Documents, at law or in equity, to enforce or compel Company’s performance under the Notes. Furthermore, if Company fails to cure an Event of Default within the applicable period, then the Current Pay Interest rate shall be increased by an additional 4% per annum effective immediately as of the date of the Event of Default, unless such rate of interest is not allowed by law in which case the interest rate will increase to the maximum rate allowed by law. No remedy conferred upon or reserved to Holder by this Note and the other Loan Documents is exclusive of any other remedy, and each such remedy is cumulative to any other remedy given now or hereinafter existing at law or in equity.

Section 6. Conversion.

(a) Optional Conversion. At any time prior to the Maturity Date, the Holder may, in its sole, independent and absolute discretion, elect to convert all of the outstanding principal balance of this Note into Common Shares by delivering written notice of such election to the Company not later than ten Business Days prior to the proposed effective date of conversion (which date is referred to as the “Conversion Date”); provided, however, that the Holder may not convert this Note into Common Shares until such time that as there are sufficient Common Shares authorized in the Company’s articles of incorporation for such conversion.

(b) Calculation of the Number of Common Shares Issued Upon Conversion. The Company will issue 4,856,965 shares of Common Shares (the “Conversion Shares”) to the Holder upon conversion of the aggregate outstanding principal balance of this Note. The number of Conversion Shares shall be appropriately adjusted in connection with any Common Share dividend, Common Share split, combination or other similar recapitalization affecting the Common Shares between the date hereof and the date on which the principal balance of this Note is converted into the Conversion Shares.

(c) Treatment of Accrued Interest. All accrued, unpaid Current Pay Interest on this Note as of the Conversion Date will be paid in cash by the Company on the Conversion Date.

(d) Deliveries on Conversion. On the Conversion Date, the following actions shall occur:

(i) the Company shall pay Holder in full all accrued, unpaid Current Pay Interest on this Note;

(ii) the Company shall pay Holder in full an amount equal to all accrued PIK Interest on this Note (for the avoidance of doubt, such amount shall be equal to the outstanding principal amount of this Note plus the accrued PIK Interest as of the Conversion Date minus the original principal amount of this Note);

(iii) the Company’s stock register will be amended to reflect the issuance of the Common Shares in the name of Holder as a result of the conversion of this Note into Common Shares;

(iv) the Holder shall surrender the original of this Note, marked “Cancelled,” at the office of the Company;

(v) the Company shall deliver to the Holder a duly executed stock certificate for the number of Conversion Shares issuable pursuant to this Note and the other Loan Documents; and

(vi) if all amounts due and owing under all Notes have been paid, the Holder shall file within five Business Days such termination statements (on Form UCC-3 or otherwise) as necessary to evidence the termination of the security interest held by it in the Collateral.

(e) Holder’s Representations. Holder acknowledges that all Common Shares issued to it hereunder will be issued without registration under federal or state securities laws pursuant to an exemption therefrom for securities not involving a public offering and, accordingly, will be restricted securities that may not be resold by Holder without registration under such laws or pursuant to an available exemption. Holder represents to the Company that any Common Shares issued to Holder hereunder will be acquired by Holder for its own account for investment purposes and not for the account of any other person or for distribution, assignment or resale.

Section 7. Miscellaneous.

(a) Reserved Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the issuance and delivery upon the conversion of this Note, such number of its duly authorized Common Shares as from time to time shall be issuable upon the conversion of this Note. All of the Common Shares issuable upon conversion of this Note, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

(b) Form of Payment. All amounts payable hereunder shall be paid by the Company in immediately available and freely transferable funds at the place designated by the Holder to the Company for such payment. Subject to the terms and conditions of this Note, all payments made on this Note shall be applied to fees and expenses (including attorneys’ fees), accrued interest, and principal in any order that the Holder may choose in its sole discretion.

(c) Absolute Obligation. The obligation of the Company to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable is absolute and unconditional, and nothing shall prevent the Holder, upon default hereunder, from exercising all rights, powers, and remedies otherwise provided herein or by applicable law.

(d) Assignment. This Note is transferable and assignable by the Holder. In any event, any transfer or assignment of this Note is subject to the requirement that any such assignment or transfer be, in the opinion of the Company’s counsel or the Holder’s counsel, in compliance with applicable state and federal securities laws.

(e) Successors and Assigns. All covenants, agreements, and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

(f) Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Holder:	Xenith Holdings LLC
1075 Old Post Road
Bedford, NY 10506
Attention: A. Michael Salem

with a copy to:	Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68133
Attention: Anthony Scioli, Esq.
Fax: (402) 346-1148

If to Company:	Midwest Holding Inc.
2900 South 70th Street
Lincoln, NE 68506
Attention: Mark A. Oliver
Fax: (402) 489-8295

with a copy to:	Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, CO 80202
Attention: Reid A. Godbolt, Esq.
Fax: (303) 573-8133

Company or Holder may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notices, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Company or Holder may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(g) Waiver. The Company waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

(h) Amendment. This Note may be amended or modified only by the written agreement of the Holder and the Company.

(i) Expenses. In addition to all other sums payable under this Note, the Company also agrees to pay to Holder, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Holder in the enforcement of the Company’s obligations under this Note.

(j) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to any conflicts of law or choice of law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

(k) Further Assurances. The Company shall from time to time execute and deliver to the Holder such other documents and instruments, provide such materials and information and take such other actions as the Holder may reasonably request with respect to the protection of the Holder’s rights and the fulfillment of the Company’s obligations hereunder, including, without limitation, making any filings with any patent and trademark office or similar agency as may be required to create, preserve or protect Holder’s interest in any intellectual property.

(l) Time of the Essence. Time is of the essence of this Note and all obligations of the Company to the Holder hereunder.

(m) No Obligation to Provide Additional Funds. THE COMPANY ACKNOWLEDGES THAT, NOTWITHSTANDING ANY OTHER DOCUMENTS TO THE CONTRARY, THE HOLDER HAS NO OBLIGATION TO LOAN ANY ADDITIONAL FUNDS TO THE COMPANY AT ANY TIME IN THE FUTURE.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above by a duly authorized representative of the Company.

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Mark A. Oliver, Chief Executive Officer

[SIGNATURE PAGE TO $100,000 NOTE]